EXHIBIT 23.1





          CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS



We consent to the reference to our firm under Item 3 in the Registration Statement (Form S-8) and under the caption "Experts" in the related Prospectus, pertaining to the Reynolds Metals Company Restricted Stock Plan for Outside Directors and to the incorporation by reference therein of our report dated February 18, 1994, with respect to the consolidated financial statements and schedules of Reynolds Metals Company included in its Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange Commission.




                                   Ernst & Young


May 23, 1994
Richmond, Virginia